UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 29, 2010

COUNTERPATH CORPORATION
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-50346
(Commission File Number)

20-0004161
(IRS Employer Identification No.)

300-505 Burrard Street, Vancouver, British Columbia, Canada V7X 1M3
(Address of principal executive offices and Zip Code)

604.320.3344
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities

On October 29, 2010, we issued a $490,750 (CDN$500,000) convertible debenture to one investor.  The convertible debenture may be converted at any time, prior to maturity, into shares of common stock of our company at a conversion price of $1.00 per share.  The convertible debenture is an unsecured obligation of our company and carries an interest rate equal to the Prime Bank Rate as quoted by the Bank of Montreal, payable monthly.  The convertible debenture will mature in two years on July 30, 2012.  We issued the convertible debenture to a non U.S. person (as that term is defined in Regulation S of the Securities Act of 1933) in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933.

Also on October 29, 2010, we issued a $490,750 (CDN$500,000) convertible debenture to one investor.  The convertible debenture may be converted at any time, prior to maturity, into shares of common stock of our company at a conversion price of $1.37 per share.  The convertible debenture is an unsecured obligation of our company and carries an interest rate equal to the Prime Bank Rate as quoted by the Bank of Montreal, payable monthly.  The convertible debenture will mature in two years on July 30, 2012.  We issued the convertible debenture to a non U.S. person (as that term is defined in Regulation S of the Securities Act of 1933) in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933.

Item 9.01	Financial Statements and Exhibits

(d)          Exhibits

10.1	Form of Subscription Agreement (incorporated by reference from our Current Report on Form 8-K filed on August 4, 2010)

99.1         News Release dated October 29, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COUNTERPATH CORPORATION

By:   /s/ David Karp
David Karp
Chief Financial Officer

Dated:  November 5, 2010